Exhibit 23a

INDEPENDENT AUDITORS' CONSENT

PacifiCorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-91411 and 333-09115 on Form S-3 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of PacifiCorp and subsidiaries for the year ended March 31, 2000.

DELOITTE & TOUCHE LLP

Portland, Oregon
June 15, 2000